Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints T. P. Townsend, Frank A. Risch, Donald D. Humphreys, and R. E. Gutman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to shares of common stock of Exxon Mobil Corporation offered or sold in connection with Exxon Mobil Corporation's ExxonMobil Fuels Marketing Savings Plan, as amended, as well as related interests, and to sign any and all amendments or supplements (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            /s/ Michael J. Boskin                       Director                                                              July 25, 2001

(Michael J. Boskin)

            /s/ James R. Houghton                    Director                                                              July 25, 2001

(James R. Houghton)

            /s/ Reatha Clark King                       Director                                                             July 25, 2001

(Reatha Clark King)

           /s/ Marilyn Carlson Nelson                Director                                                             July 25, 2001

(Marilyn Carlson Nelson)

            /s/ Walter V. Shipley                         Director                                                            July 25, 2001

(Walter V. Shipley)